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                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY

                                 SWIFT & COMPANY

              12 1/2% SENIOR SUBORDINATED NOTES DUE JANUARY 1, 2010


                          REGISTRATION RIGHTS AGREEMENT


                                                              New York, New York
                                                              September 19, 2002

ConAgra Foods, Inc.
One ConAgra Drive
Omaha, Nebraska 68102

Dear Sirs:

                  Swift & Company, a corporation organized under the laws of the State of Delaware (the "Company"), proposes to issue and sell $150,000,000 in aggregate principal amount of its 121/2% Senior Subordinated Notes due January 1, 2010 (the "NOTES") to you, upon the terms set forth in the Agreement, dated as of May 20, 2002 (as amended to date, the "ACQUISITION AGREEMENT"), among you, HMTF Rawhide, L.P. and Swift Foods Company relating to, among other things, the initial placement of the Notes (the "INITIAL PLACEMENT"). The Notes will be guaranteed (the "GUARANTEES" and, together with the Notes, the "SECURITIES") on an unsecured senior basis by S&C Holdco 3, Inc. and each of the Company's direct and indirect domestic subsidiaries set forth on the signature page hereto (the "GUARANTORS"). To induce you to purchase the Securities, the Company and the Guarantors agree with you for your benefit and the benefit of your Affiliates who acquire the Securities from you, as follows:

                  1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "Acquisition Agreement" shall have the meaning set forth in the preamble hereto.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Advice" shall have the meaning set forth in Section 4(i) hereof.

                  "Affiliate" of any specified Person shall mean any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  "Agreement" shall mean this Registration Rights Agreement.

                  "Broker-Dealer" shall mean any broker or dealer registered as such under the Exchange Act.

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                  "Business Day" shall mean any day other than a Saturday, a
Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "ConAgra" shall mean ConAgra Foods, Inc., a Delaware corporation.

                  "Demand Registration Statement" shall have the meaning set forth in Section 2(a) hereof.

                  "Effectiveness Date" shall have the meaning set forth in
Section 2(a) hereof.

                  "Effectiveness Period" shall have the meaning set forth in
Section 2(a) hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Holder" shall mean ConAgra or any Affiliate of ConAgra that acquires the Securities directly from ConAgra.

                  "Indenture" shall mean the Indenture relating to the Securities, dated as of September 19, 2002, between the Company, the Guarantors and The Bank of New York Trust Company of Florida, N.A., as trustee, as the same may be amended from time to time in accordance with the terms thereof.

                  "Initial Placement" shall have the meaning set forth in the preamble hereto.

                  "Losses" shall have the meaning set forth in Section 7(d) hereof.

                  "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Securities registered under a Registration Statement.

                  "Managing Underwriters" shall mean the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

                  "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities covered by such Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

                  "Registration Default" shall have the meaning set forth in
Section 5 hereof.

                  "Registration Statement" shall mean any Demand Registration Statement or Shelf Registration Statement that covers any of the Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

                  "Securities" shall have the meaning set forth in the preamble hereto.

                  "Shelf Effectiveness Date" shall have the meaning set forth in
Section 3(a) hereof.


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

                  "Shelf Registration" shall mean a registration effected pursuant to Section 3 hereof.

                  "Shelf Registration Period" shall have the meaning set forth in Section 3(b) hereof.

                  "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company and the Guarantors pursuant to the provisions of Section 3 hereof which covers some or all of the Securities on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Special Interest" shall have the meaning set forth in Section 5 hereof.

                  "Suspension Notice" shall have the meaning set forth in
Section 4(c) hereof.

                  "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

                  "underwriter" shall mean any underwriter of Securities in connection with an offering thereof under a Demand Registration Statement or a Shelf Registration Statement.

                  2. Demand Registration.

                  (a) The Company and the Guarantors covenant and agree with each Holder that if on or after the date hereof, the Company receives a written request from Holders of more than 50% of the then outstanding Securities, then the Company and the Guarantors shall prepare and, not later than 90 days following the date of the registration request (or if such 90th day is not a Business Day, the next succeeding Business Day), shall file with the Commission a Registration Statement (the "DEMAND REGISTRATION STATEMENT") and shall use their reasonable best efforts to cause such Demand Registration Statement to become effective under the Act within 180 days of the date of the registration request (or if such 180th day is not a Business Day, the next succeeding Business Day) (such date, the "EFFECTIVENESS DATE") with respect to the offering and sale or other disposition of such Securities as such Holders desire to have covered by such Demand Registration Statement, but in no event shall the Effectiveness Date occur prior to March 19, 2003 unless the initial purchasers of the Company's 10 1/8% Senior Notes due 2009 have waived in writing the lock-up period pursuant to the lock-up agreement, dated September 3, 2002, entered into among ConAgra, such initial purchasers and HMTF Rawhide, L.P. and ConAgra shall have delivered a copy of such waiver to the Company. The Company shall use its reasonable best efforts to continuously maintain the effectiveness of such Registration Statement until the earlier of (i) 60 days after the Effectiveness Date or (ii) the consummation of the distribution by the Holders of all of the Securities covered by such Registration Statement (the "EFFECTIVENESS PERIOD").

                  (b) Notwithstanding anything in this Agreement to the contrary:

                           (i) the Company shall not be required to effect more
                  than one registration pursuant to this Section 2;

                           (ii) if the intended method of distribution is an
                  underwritten public offering, the Company shall not be required to effect such registration pursuant to this Section 2 unless such underwriting shall be conducted on a "firm commitment" basis; and

                           (iii) any Holder whose Securities were to be included
                  in any such registration, by written notice to the Company, may withdraw such request and, if upon receipt of


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                  such notice of the withdrawal of such request the Holders that have not elected to withdraw do not hold, in the aggregate, the requisite percentage of the Securities to initiate a request under this Section 2, then the Company shall not effect such registration and if the Holders of such Securities reimburse the Company for the out-of pocket costs of such registration, such registration shall not be deemed effected for the purpose of clause (i) above.

                  (c) Each notice to the Company requesting registration to be effected shall set forth (i) the number of Securities to be included; (ii) the name of the Holders of such Securities and the amount to be sold; and (iii) the proposed manner of sale. Within 10 days after receipt of such notice, the Company shall notify each Holder who is not a party to the written notice served on the Company and offer to them the opportunity to include their Securities in such registration. A Registration Statement will not be deemed to comply with the terms hereof unless it is declared effective by the Commission and remains continuously effective for the Effectiveness Period (other than during any suspension period described in Section 4(c)).

                  (d) Each Holder agrees, if requested by the Managing Underwriter or underwriters in an underwritten offering of securities of the Company, not to effect any public sale or distribution of Securities or of securities of the Company of the same class as any securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Act (except as part of such underwritten registration), during the 10-day period prior to, and during the 180-day period beginning on, the closing date of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or the Managing Underwriter or underwriters and provided that such period is no longer than the hold-back period agreed to by any other person in connection with such registration.

                  3. Shelf Registration.

                  (a) The Company and the Guarantors covenant and agree with each Holder that if on or after the date hereof, the Company receives a written request from Holders of more than 50% of the then outstanding Securities, then within 90 days after receipt of such notice the Company shall file a Shelf Registration Statement relating to the offer and sale of the Securities by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and shall use their reasonable best efforts to cause such Shelf Registration Statement to become effective under the Act within 180 days of the date of the registration request ( or if such 180th day is not a Business Day, the next succeeding Business Day) at the earliest possible date after such notice (such date, the "SHELF EFFECTIVENESS DATE"), but in no event shall the Shelf Effectiveness Date occur prior to March 19, 2003 unless the initial purchasers of the Company's 10 1/8% Senior Notes due 2009 have waived in writing the lock-up period pursuant to the lock-up agreement, dated September 3, 2002, entered into among ConAgra, such initial purchasers and HMTF Rawhide, L.P. and ConAgra shall have delivered a copy of such waiver to the Company. No Holder shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder.

                  (b) The Company and the Guarantors shall use their respective reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of 180 days from the Shelf Effectiveness Date or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "SHELF REGISTRATION PERIOD"). The Company and the Guarantors shall be deemed not to have used their respective reasonable best efforts to



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keep the Shelf Registration Statement effective during the requisite period if they voluntarily take any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless (A) such action is required by applicable law or (B) such action is taken by the Company and the Guarantors in good faith and for valid business reasons (not including avoidance of the Company and the Guarantors' obligations hereunder), including the acquisition or divestiture of assets (to the extent permitted by the terms of the Indenture), so long as the Company and the Guarantors promptly thereafter comply with the requirements of Section 4(i) hereof, if applicable.

                  (c) The Company and the Guarantors shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  4. Registration Procedures. In connection with any Registration Statement, the following provisions shall apply.

                  (a) The Company and the Guarantors shall:

                           (i) furnish to you, not less than five Business Days
                  prior to the filing thereof with the Commission, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including, upon request, all documents incorporated by reference therein after the initial filing) and shall use their respective reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably propose; and

                           (ii) include the names of the Holders that propose to
                  sell Securities pursuant to the Registration Statement as selling security holders.

                  (b) The Company and the Guarantors shall ensure that:

                           (i) any Registration Statement and any amendment
                  thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder; and

                           (ii) any Registration Statement and any amendment
                  thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (c) The Company and the Guarantors shall advise the Holders of Securities covered by any Registration Statement and, if requested by any such Holder, shall confirm such advice in writing (which notice pursuant to clauses
(ii) through (v) hereof shall be accompanied by an instruction (the "SUSPENSION NOTICE") to suspend the use of the Prospectus until the Company and the Guarantors shall have remedied the basis for such suspension):

                           (i) when the Registration Statement and any amendment
                  thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;


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                           (ii) of any request by the Commission for any
                  amendment or supplement to the Registration Statement or the Prospectus or for additional information;

                           (iii) of the issuance by the Commission of any stop
                  order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                           (iv) of the receipt by the Company and the Guarantors
                  of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                           (v) of the happening of any event that requires any
                  change in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

                  (d) The Company and the Guarantors shall use their respective reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction at the earliest possible time.

                  (e) The Company and the Guarantors shall furnish to each Holder of Securities covered by any Registration Statement, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if the Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

                  (f) The Company and the Guarantors shall, during the Shelf Registration Period or the Effectiveness Period, as applicable, deliver to each Holder of Securities covered by the applicable Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. The Company and the Guarantors consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Registration Statement.

                  (g) Prior to any offering of Securities pursuant to any Registration Statement, the Company and the Guarantors shall arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as any Holder shall reasonably request and will maintain such qualification in effect so long as required; provided that in no event shall the Company or the Guarantors be obligated to qualify to do business in any jurisdiction or as a dealer in securities where they are not then so qualified or to take any action that would subject them to service of process in suits or taxation, other than suits arising out of the Initial Placement or any offering pursuant to a Registration Statement, in any such jurisdiction where they are not then so subject.

                  (h) The Company and the Guarantors shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.


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

                  (i) Upon the occurrence of any event contemplated by Sections 4(c)(ii) through (v) above during the period of time in which the Company is required to maintain an effective Registration Statement, the Company and the Guarantors shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to initial purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Holder agrees by acquisition of any Securities that, upon receipt of a Suspension Notice from the Company of the happening of any event of the kind described in Sections 4(c)(ii) through (v), such Holder will forthwith discontinue disposition of Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus, or until it is advised in writing (the "ADVICE") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. If so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Securities current at the time of receipt of such notice. In the event the Company shall give any such Suspension Notice, the period of effectiveness of the Demand Registration Statement provided for in
Section 2 and the Shelf Registration Statement provided for in Section 3(b) shall each be extended by the number of days from and including the date of the giving of the Suspension Notice to and including the date when the Holders of the Securities shall have received such amended or supplemented Prospectus or the Advice. The Company shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

                  (j) The Company and the Guarantors shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

                  (k) The Company and the Guarantors may require each Holder of Securities to be sold pursuant to any Registration Statement to furnish to the Company and the Guarantors such information regarding the Holder and the distribution of such Securities as the Company and the Guarantors may from time to time reasonably require for inclusion in such Registration Statement. The Company and the Guarantors may exclude from such Registration Statement the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

                  (l) In the case of any Registration Statement, the Company and the Guarantors shall enter into such agreements and take all other appropriate actions (including if requested an underwriting agreement in customary form) in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if
any) with respect to all parties to be indemnified pursuant to Section 6.

                  (m) The Company and the Guarantors shall make reasonably available for inspection by the Holders of Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as is customary for similar due diligence examinations; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Holders by you and on behalf of the other parties referred to herein by the counsel designated by and on behalf of such other parties as described in Section 5 hereof; and provided, further, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such



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underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality.

                  (n) The Company and the Guarantors shall make such representations and warranties to the Holders of Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings.

                  (o) The Company and the Guarantors shall obtain opinions of counsel and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters, if any.

                  (p) The Company shall obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings.

                  (q) The Company shall deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 4(i) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and the Guarantors.

                  (r) The Company and the Guarantors will use their respective reasonable best efforts (i) if the Securities have been rated prior to the initial sale of such Securities, to confirm such ratings will apply to the Securities covered by a Registration Statement; or (ii) if the Securities were not previously rated, to cause the Securities covered by a Registration Statement to be rated with at least one nationally recognized statistical rating agency, if so requested by Majority Holders with respect to the related Registration Statement or by any Managing Underwriters.

                  (s) In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc.) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company and the Guarantors shall assist such Broker-Dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by:

                           (i) if such Rules or By-Laws shall so require,
                  engaging a "qualified independent underwriter" (as defined in such Rules) to participate in the preparation of the Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities;

                           (ii) indemnifying any such qualified independent
                  underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof; and


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                           (iii) providing such information to such
                  Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of such Rules.

                  (t) The Company and the Guarantors shall use their respective reasonable best efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement.

                  (u) The actions set forth in clauses (n), (o), (p) and (q) of this Section shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

                  5. Special Interest. If (a) on or prior to the 90th day following the date a registration request is submitted under Section 2(a) or
Section 3(a), the Demand Registration Statement or Shelf Registration Statement, as applicable, has not been filed with the Commission, (b) on or prior to the 180th day following the date a registration request is submitted under Section 2(a) or Section 3(a) , the Demand Registration Statement or Shelf Registration Statement, as applicable, has not been declared effective by the Commission or
(c) after either the Demand Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of Securities in accordance with and during the periods specified in this Agreement (each such event referred to in clauses (a) through (c) a "REGISTRATION DEFAULT"), interest ("SPECIAL INTEREST") will accrue on the principal amount of the Securities (in addition to the stated interest on the Securities) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured; provided, that in the event of the occurrence of a Registration Default specified in subsection (c), Special Interest shall not be payable for any period after May 25, 2003 during which the Registration Default occurs. Special Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum. The provisions of this Section 5 shall not constitute the exclusive remedy of the Holders for the Company's and the Guarantor's breach of this Agreement. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Holders shall be entitled to specific performance of the agreements and obligations of the Company and the Guarantors hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

                  6. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its and the Guarantors obligations under Sections 2, 3 and 4 hereof and will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith.

                  7. Indemnification and Contribution.

                  (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Holder of Securities covered by any Registration Statement, the directors, officers, employees and agents of each such Holder and each Person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any



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

amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company and the Guarantors by or on behalf of any such Holder specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company and the Guarantors may otherwise have.

                  The Company and the Guarantors also, jointly and severally, agree to indemnify or contribute as provided in Section 7(d) to Losses of any underwriter of any Securities registered under a Registration Statement, their directors, officers, employees or agents and each Person who controls such underwriter (within the meaning of the Act or the Exchange Act) on substantially the same basis as that of the indemnification of the selling Holders provided in this Section 7(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(l) hereof.

                  With respect to any untrue statement or omission of material fact made in any preliminary Prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any indemnified person from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such indemnified person occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and non-appealable judgment that (w) the Company had previously furnished copies of the Final Prospectus to such indemnified person, (x) delivery of the Final Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the preliminary Prospectus was corrected in the Final Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Final Prospectus.

                  (b) Each Holder of securities covered by a Registration Statement severally agrees to indemnify and hold harmless the Company and the Guarantors, each of their directors, each of their officers who sign such Registration Statement and each Person who controls the Company or any of the Guarantors within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to each such Holder, but only with reference to written information relating to such Holder furnished to the Company or the Guarantors by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and
(ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "LOSSES") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Holder of any Security be responsible, in the aggregate, for any amount in excess of the amount by which the net proceeds received from the sale of such Security exceeds the amount of damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses). Benefits received by any Holders shall be deemed to be equal to the proceeds received from the sale of the Securities. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each Person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each Person who controls the Company or any of the Guarantors within the meaning of either the Act or the Exchange Act, each officer of the Company or any of the Guarantors who shall have signed the Registration Statement and each director of the Company or any of the Guarantors shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  (e) The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company and the Guarantors or any of the officers, directors or controlling Persons referred to in this Section hereof, and will survive the sale by a Holder of securities covered by a Registration Statement.

                  8. Underwritten Registrations.

                  If any of the Securities covered by any Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders and shall be reasonably acceptable to the Company.

                  No Person may participate in any underwritten offering pursuant to any Registration Statement, unless such Person (i) agrees to sell such Person's Securities on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                  9. Private Placement. In the event a Registration Statement is not effective for the offer and sale of the Securities on March 19, 2003 or is thereafter suspended or not available for resales of the Securities, then, during any period that a Registration Statement is not effective, or is suspended or otherwise not available for resales, upon the request of ConAgra, the Company and the Guarantors will reasonably cooperate, and shall instruct their independent accountants to reasonably cooperate, with ConAgra in order for ConAgra to sell the Securities in a private placement by May 1, 2003, including providing reasonable assistance in the preparation of a private placement memorandum. The purchasers of the Securities who acquire the Securities from ConAgra in such private placement shall be deemed to be Holders for purposes of this Agreement.

                  10. No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

                  11. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Holders representing a majority of the aggregate principal amount of the Securities being sold rather than registered under such Registration Statement, voting together as a single class.

                  12. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

                  (a) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of this Section, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture;

                  (b) if to you, initially at the address set forth above; and

                  (c) if to the Company or the Guarantors, at the following address:

                  Swift & Company
                  1770 Promontory Circle
                  Greeley, Colorado 80634
                  Attention:  Chief Financial Officer
                  Telecopier No.:  (970) 506-8323

                  With a copy to:
                  Vinson & Elkins L.L.P.
                  2001 Ross Avenue, Suite 3700
                  Dallas, Texas  75201
                  Attention:  Michael D. Wortley
                  Telecopier No.:  (214) 220-7716


                  All such notices and communications shall be deemed to have been duly given when received. The Company or the Guarantors by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

                  13. Third Party Beneficiaries. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Securities who acquires Securities directly from ConAgra, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

                  14. Counterparts. This agreement may be in signed counterparts, each of which shall an original and all of which together shall constitute one and the same agreement.

                  15. Headings. The headings used herein are for convenience only and shall not affect the construction hereof.

                  16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

                  17. Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                  18. Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its Affiliates (other than Holders of Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company, the Guarantors and you.

                                        Very truly yours,

                                        SWIFT & COMPANY

                                        By: /s/ JOHN SIMONS
                                           -------------------------------------
                                           Name: John Simons
                                           Title: Vice President



                                        S&C HOLDCO 3, INC.

                                        By: /s/ JOHN SIMONS
                                           -------------------------------------
                                           Name: John Simons
                                           Title: Vice President


                                        SWIFT BEEF COMPANY

                                        By: /s/ JOHN SIMONS
                                           -------------------------------------
                                           Name: John Simons
                                           Title: President



                                        SWIFT PORK COMPANY

                                        By: /s/ JOHN SIMONS
                                           -------------------------------------
                                           Name: John Simons
                                           Title: Vice President



                                        SWIFT BRANDS COMPANY

                                        By: /s/ JOHN SIMONS
                                           -------------------------------------
                                           Name: John Simons
                                           Title: Vice President



                                        MILLER BROS. CO., INC.

                                        By: /s/ JOHN SIMONS
                                           -------------------------------------
                                           Name: John Simons
                                           Title: Vice President

                                        MONFORT FOOD DISTRIBUTION COMPANY

                                        By: /s/ JOHN SIMONS
                                           -------------------------------------
                                           Name: John Simons
                                           Title: President



                                        MONFORT INTERNATIONAL SALES CORPORATION

                                        By: /s/ JOHN SIMONS
                                           -------------------------------------
                                           Name: John Simons
                                           Title: President



                                        MONFORT, INC.

                                        By: /s/ JOHN SIMONS
                                           -------------------------------------
                                           Name: John Simons
                                           Title: President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


By:  CONAGRA FOODS, INC.

By: /s/ PATRICK J. KOLEY
   --------------------------------
   Name: Patrick J. Koley
   Title: Authorized Representative